                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


                                    --------

                                    FORM 8-K


                                 CURRENT REPORT
                    PURSUANT TO SECTIONS 13 OR 15(D) OF THE
                      SECURITIES AND EXCHANGE ACT OF 1934




     Date of Report (Date of earliest event reported)      October 20, 1995
                                                      ------------------------



                         DELMARVA POWER & LIGHT COMPANY
                ------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)






   Delaware and Virginia               I-1405                  51-0084283
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(State or Other Jurisdiction        (Commission            (IRS Employer
      of Incorporation)             File Number)           Identification No.)




800 King Street, P.O. Box 231, Wilmington, Delaware                   19899
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      (Address of Principal Executive Offices)                      (Zip Code)




        Registrant's Telephone Number, Including Area Code  302-429-3448
                                                            ------------




                                      None
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         (Former Name or Former Address, if Changed Since Last Report)

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Item 5. Other Events
--------------------

	The following information updates matters related to Salem Units 1 and 2 previously reported under "Item 1--Business" of Part I of Delmarva Power & Light Company's (the Company) 1994 Annual Report on Form 10-K, "Item 5--
Other Information" of Part II of the Company's Report on Form 10-Q for the quarter ended March 31, 1995, "Item 5--Other Events" of the Company's
Current Report on Form 8-K dated June 14, 1995, "Item 5--Other Information" of Part II of the Company's Report on Form 10-Q for the quarter ended June
30, 1995, and "Item 5--Other Events" of the Company's Current Report on Form 8-K dated July 20, 1995. The following is excerpted from information reported in the Current Report on Form 8-K dated October 17, 1995, by the operator of the facility, Public Service Electric and Gas Company (PSE&G).


                 *                     *                     *


          As previously reported, Salem Unit 1 and Unit 2 were taken out of service on May 16, 1995 and June 7, 1995, respectively. PSE&G subsequently informed the Nuclear Regulatory Commission
     (NRC) of its determination to keep the Salem Units shut down pending review and resolution of certain equipment and management issues, and NRC agreement that each unit is sufficiently prepared to restart. On June 9, 1995, the NRC issued a Confirmatory Action Letter documenting these commitments by PSE&G.

          PSE&G, as previously reported, is engaged in a thorough assessment of Salem to identify the scope of work necessary to achieve safe, sustained and reliable operation. PSE&G has stated that it will keep the units off line until it is satisfied that they are ready to return to service and operate reliably over the long term.

          PSE&G has completed its rigorous examination of Salem Unit 1 and its assessment of Unit 2 is continuing. Work on the 46 systems critical to Salem 1 is continuing, including those common with Unit 2, with more than 25% of necessary work activities completed and many others initiated. While PSE&G had previously estimated that Salem 1 would return to service in the first quarter 1996, as a result of its completed assessment, PSE&G now expects the Unit to return in the second quarter of 1996, assuming receipt of required NRC authorization, as to which no assurance can be given.

          The work scope assessment for Unit 2 is currently scheduled for completion in November 1995 for both Units. PSE&G expects to present its final work scope assessment of both Units to the NRC in mid-December 1995. Since, as previously indicated, some of the work being performed relates to systems serving both Units, the additional time needed for Unit 1 does not necessarily mean that the current second quarter 1996 return estimate for Unit 2 will be also extended, although no assurance can be given. As previously disclosed, during the outages Unit 1 will undergo a previously scheduled refueling outage and Unit 2 will undergo a partial refueling which will allow PSE&G to eliminate a full refueling outage for Unit 2 scheduled for 1996.

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
          PSE&G now estimates that its share of additional 1995 operating and maintenance expenses associated with Salem restart activities will amount to approximately $22 million, or a total of $111 million of operating and maintenance expenses for the year. The increase in the estimate results from additional overtime expenses projected through year-end. Additional costs for 1996 (net of previously budgeted amounts for the previously scheduled 1996 refueling outage) will not be determined until after the assessment of Unit 2 is complete and final restart plans are developed. Replacement power costs incurred while the units are out of service are expected to be approximately $5 million per month, per Unit. . . .

          As previously reported, PSE&G has recently undertaken a number of nuclear senior management changes. PSE&G is committed to achieving high standards of safety and operational performance for its nuclear program. PSE&G's objective is to restart and run the Salem plants in accord with these standards so as to assure long-term reliability and reduce overall production costs in order to provide customers serviced by Salem with reliable and economic energy.


                *                      *                      *

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                                   SIGNATURE



	Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                            Delmarva Power & Light Company
                                            ------------------------------
                                                     (Registrant)



Date:   October 20, 1995                     /s/  B. S. GRAHAM
                                            ------------------------------
                                                  Barbara S. Graham
                                                  Senior Vice President,
                                                  Treasurer and
                                                  Chief Financial Officer

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